UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2012, the Board of Directors of United Insurance Holdings Corp. (the Company) appointed Mr. John F. Langowski, III as its Vice President of Claims for United Insurance Management, L.C., a wholly-owned subsidiary of the Company, beginning on November 5, 2012. In this newly created position, Mr. Langowski will be responsible for all aspects of the Company's claims function. Mr. Langowski will be compensated at an annual rate of $175,000 and will receive a $20,000 signing bonus. United entered into an employment contract with Mr. Langowski formalizing the terms of his employment.

Mr. Langowski, age 45, has over 22 years of industry-related experience of which more than 10 years was spent at Fortune 100 companies that specialize in property and casualty insurance. Since 2010, he has been serving as Vice President and Chief Claims Officer of Cypress Insurance Group; a Jacksonville, Florida based homeowners and business insurer with over 100,000 policies in force. While with Cypress, Mr. Langowski was responsible for all areas of property and casualty claims, personnel management, coordination with product management and underwriting for product development and improvement.

From 2007 until he joined Cypress, Mr. Langowski was the Regional Director of Claims for Farmers Insurance Group; a national insurance group covering vehicles, homes and small businesses, with over 20 million policies. While in this position, Mr. Langowski created and developed regional claims operations for Farmers that employed more than 50 claims professionals and supervisors in multiple locations. He also served in a number of different roles at Nationwide Insurance Company between 1997 and 2007. There, Mr. Langowski was responsible for the management of property and casualty claims, the coordination of state/regional catastrophe operations and the processing of homeowner and auto liability claims.

Mr. Langowski holds a B.S. in Business Administration, as well as Associate in Claims (AIC) and Associate in Management (AIM) designations. He is a US Army Veteran.

We have attached hereto as Exhibit 99.1 a copy of our press release announcing Mr. Langowski's appointment as Vice President of Claims.

Item 9.01(d): Listing of Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: October 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 18, 2012, announcing the appointment of John Langowski as Vice President of Claims for United Insurance Holdings Corp.
99.2	Employment Agreement between United Insurance Management, LLC and John Langowski